UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 26, 2006 (April 24, 2006)

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
One Harrah’s Court
Las Vegas, Nevada 89119
(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

The Registrant’s wholly-owned subsidiary, Harrah’s Operating Company, Inc., has amended the terms of its bank credit facilities pursuant to a Third Amended and Restated Credit Agreement, dated April 25, 2006 and entered into by and among the lenders, Harrah’s Operating Company, Inc., as Borrower, and the Registrant, as Guarantor.  The amended and restated agreement lowers the interest rate to LIBOR plus 62.5 basis points and extends the maturity to April 25, 2011.

In regards to the facility, Banc of America Securities LLC and Wells Fargo Bank, National Association were Joint Lead Arrangers and Joint Book Managers, Deutsche Bank Trust Company Americas acted as Syndication Agent, Citicorp USA, Inc., JPMorgan Chase Bank, Wells Fargo Bank, N.A., and The Royal Bank of Scotland, PLC acted as Co-Documentation Agents and Bank of America, N.A. acted as Administrative Agent.

Additionally, at the Registrant’s 2006 Annual Meeting of Stockholders on April 25, 2006, the stockholders of the Registrant approved the Harrah’s Entertainment, Inc. Amended and Restated 2004 Equity Incentive Award Plan (the “Plan”). The Plan was amended to:

•                  increase by 11,500,000 the number of shares of the Registrant’s Common Stock available for grant;

•                  permit transfers of awards (other than incentive stock options) to trusts or other entities whose beneficiaries or beneficial owners include the person granted awards under the Plan; and

•                  allow the Human Resources Committee of the Board of Directors to adopt amendments to the Plan and any applicable award agreement, or to adopt policies and procedures, or take any other actions that the Human Resources Committee deems necessary to exempt an award from Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”), as adopted by The American Jobs Creation Act of 2004, or to comply with the requirements of Section 409A of the Code.

The Plan can be found in the Registrant’s Proxy Statement filed with the Securities and Exchange Commission on March 14, 2006, Annex B.

Item 5.02         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the retirement policy set forth in the Registrant’s Corporate Governance Guidelines, Joe M. Henson and William Barron Hilton, members of the Board of Directors of the Registrant, retired from the Board effective as of April 25, 2006.

Item 8.01         Other Events.

On April 24, 2006, the Registrant issued a press release announcing that its Board of Directors had declared a cash dividend of $.3625 per share for every issued and outstanding share of common stock, to be paid on May 24, 2006 to stockholders of record at the close of business on May 10, 2006.  The text of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.  The following exhibit is being filed herewith:

10.1

Third Amended and Restated Credit Agreement, dated as of April 25, 2006 among Harrah’s Entertainment, Inc. as Guarantor, Harrah’s Operating Company, Inc. as Borrower, the Lenders named therein, Syndication Agent, Co-Documentation Agents and Administrative Agent.

99.1	Text of press release, dated April 24, 2006, of the Registrant related to the issuance of the quarterly dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: April 26, 2006	By:	/s/ Michael D. Cohen
Michael D. Cohen
Vice President, Associate General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Document Description

10.1

Third Amended and Restated Credit Agreement, dated as of April 25, 2006 among Harrah’s Entertainment, Inc. as Guarantor, Harrah’s Operating Company, Inc. as Borrower, the Lenders named therein, Syndication Agent, Co-Documentation Agents and Administrative Agent.

99.1	Text of press release, dated April 24, 2006, of the Registrant related to the issuance of the quarterly dividend.